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                                                                     EXHIBIT 5.1


                  [Ballard Spahr Andrews & Ingersol letterhead]

                                October 4, 1996

Excel Realty Trust, Inc.
16955 Via Del Campo
Suite 110
San Diego, CA  92127

      Re: Excel Realty Trust, Inc. Registration Statement on Form S-8 - 750,000 Shares of Common Stock, Par Value - $.01 Per Share

Ladies and Gentlemen:

      In connection with the registration of 750,000 shares of Common Stock, par value $.01 per share (the "Stock") under the Securities Act of 1933, as amended (the "Act"), by Excel Realty Trust, Inc., a Maryland corporation (the "Corporation"), on the Registration Statement on Form S-8 filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about October 4, 1996, you have requested our opinion with respect to the matters set forth below. We note that the Registration Statement to which this Opinion is to be attached as an Exhibit incorporates by reference Registration Statement No. 33-84982 previously filed with the Commission. Any reference herein below to the "Registration Statement" will mean and include the Registration Statement to which this Opinion is attached, together with Registration Statement No. 33-84982, as incorporated therein by reference.

      We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization, issuance and sale of the Stock and for purposes of this Opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined the Articles of Amendment and Restatement of the Corporation filed on May 23, 1995 with the State Department of Assessments and Taxation of Maryland (the "Charter"), the Bylaws of the Corporation and certain actions taken by the Corporation's Board of Directors and Stockholders, including relevant authorizations and approvals. We have assumed that the options pursuant to which the Stock is to be issued are, or at the time of issuance of the corresponding shares of Stock will be, validly issued and outstanding, and that such options have not been and will not be transferred or issued to the holder thereof in violation of the restrictions or limitations contained in the Charter. We also examined such laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this Opinion.

      We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing the instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that each certificate submitted to us as true and accurate, both when given and as of the date hereof.
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      Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Stock has been duly authorized and will, upon issuance and delivery in accordance with, and subject to, the terms and conditions described in the Registration Statement, be validly issued, fully paid and non-assessable.

      We consent to your filing of this Opinion as an exhibit to the Registration Statement and to the reference to the name of our firm under the heading "Legal Matters".

      We are qualified to practice law in the State of Maryland and do not express any opinions herein concerning any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

      The opinions expressed in this letter are solely for your use and may not be relied upon by any person without our prior written consent.

                                            Very truly yours,

                                            BALLARD, SPAHR, ANDREWS & INGERSOL

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